As filed with the Securities and Exchange Commission on May 23, 2018.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GreenSky, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	82-2135346 (I.R.S. Employer Identification No.)

5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
(678) 264-6105
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven E. Fox
Executive Vice President and Chief Legal Officer
GreenSky, Inc.
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
(678) 264-6105
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brinkley Dickerson Troutman Sanders LLP 600 Peachtree Street NE, Suite 5200 Atlanta, Georgia 30308 Tel: (404) 885-3822 Fax: (404) 962-6743	Gregory A. Fernicola Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel: (212) 735-2918 Fax: (917) 777-2918

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-224505

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Class A common stock, $0.01 par value per share	4,495,455	$23.00	$103,395,465	$12,872.74

(1)

Represents only the additional number of shares of Class A common stock being registered and includes an additional 586,364 shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on a Registration Statement on Form S-1, as amended (File No. 333-224505).

(2)	Based on the initial public offering price per share.

(3)	Calculated in accordance with Rule 457(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 is being filed by GreenSky, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-224505), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on May 23, 2018, and all exhibits thereto, are incorporated by reference into this registration statement in their entirety and are deemed to be a part of this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit number	Description
5.1*	Opinion of Troutman Sanders LLP
23.1*	Consent of PricewaterhouseCoopers LLP as to GreenSky, Inc.
23.2*	Consent of PricewaterhouseCoopers LLP as to GreenSky Holdings, LLC
23.3*	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-224505) filed with the SEC on April 27, 2018)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on May 23, 2018.

GreenSky, Inc.
(Registrant)

By:	/s/ David Zalik Name: David Zalik Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2018.

Name		Title

/s/ David Zalik David Zalik		Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

/s/ Robert Partlow Robert Partlow		Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

* Joel Babbit		Director

* Gerald Benjamin		Director

* John Flynn		Director

* Gregg Freishtat		Director

* Nigel Morris		Director

* Robert Sheft		Director

*By:	/s/ Robert Partlow Robert Partlow Attorney-in-fact